EXHIBIT 10.39

AMBAC FINANCIAL GROUP, INC.

1997 NON-EMPLOYEE DIRECTORS EQUITY PLAN

(as amended through October 24, 2006)

1. Purpose

The purpose of the Ambac Financial Group, Inc. 1997 Non-Employee Directors Equity Plan (the “Plan”) is to promote the long-term growth and financial success of the Company by attracting, motivating and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company’s non-employee directors and its stockholders.

The Plan replaces the AMBAC Inc. 1991 Non-Employee Directors Stock Plan (the “Predecessor Plan”). From and after the effective date of the Plan as provided in Section 11 below, no further awards shall be made under the Predecessor Plan.

2. Definitions

For purposes of the Plan, the following terms shall be defined as follows:

“Annual Award” means an Award of Director Options (made in respect of Annual Meetings up to and including the 2003 Annual Meeting) or Director Annual Stock Units (made in respect of Annual Meetings beginning with the 2004 Annual Meeting), in each case as provided in Section 7 below.

“Annual Meeting” means an annual meeting of the Company’s stockholders.

“Award” means any or all (as the context requires) of Director Annual Stock Units, Director Five-Year Stock Units and Director Options.

“Board” means the Board of Directors of the Company.

“Change in Control” means:

(i) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the Common Stock then outstanding, but shall not include any such acquisition by:

(A) the Company;

(B) any Subsidiary of the Company;

(C) any employee benefit plan of the Company or of any Subsidiary of the Company;

(D) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan;

(E) any Person who as of January 31, 1996 was the beneficial owner of 15% or more of the shares of Common Stock outstanding on such date unless and until such Person, together with all affiliates and associates of such Person, becomes the beneficial owner of 25% or more of the shares of Common Stock then outstanding whereupon a Change in Control shall be deemed to have occurred; or

(F) any Person who becomes the beneficial owner of 20% or more, or, with respect to a Person described in clause (E) above, 25% or more, of the shares of Common Stock then outstanding as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company unless and until such Person, after becoming aware that such Person has become the beneficial owner of 20% or more, or 25% or more, as the case may be, of the then outstanding shares of Common Stock, acquires beneficial ownership of additional shares of Common Stock representing 1% or more of the shares of Common Stock then outstanding, whereupon a Change in Control shall be deemed to have occurred or

(ii) individuals who, as of the date this Plan is approved by the Board, constitute the Board, and subsequently elected members of the Board whose election is approved or recommended by at least a majority of such current members or their successors whose election was so approved or recommended (other than any subsequently elected members whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board), cease for any reason to constitute at least a majority of such Board; or

(iii) approval by the stockholders of the Company of (A) a merger or consolidation of the Company with any other corporation, (B) the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any Subsidiary) pursuant to applicable stock exchange requirements, or (C) sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of the then outstanding shares of common stock and 70% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Common Stock.

“Common Stock” means the Common Stock of the Company, par value $.01 per share, or such other class or kind of shares or other securities as may be applicable under Section 13 below.

“Company” means Ambac Financial Group, Inc., a Delaware corporation, or any successor to substantially all its business.

“Director Account” means the bookkeeping record established for each Non-Employee Director. A Director Account is established only for purposes of measuring the value of the Company’s obligation to a Non-Employee Director in respect of Director Stock Units and earnings thereon and not to segregate assets or to identify assets that may be used to settle Director Stock Units.

“Director Annual Stock Unit” means a restricted stock unit granted to a Non-Employee Director pursuant to Section 7 hereof.

“Director Five-Year Stock Unit” means a restricted stock unit granted to a Non-Employee Director pursuant to Section 6 hereof.

“Director Option” means a right to purchase shares of Common Stock granted to a Non-Employee Director pursuant to Section 7 hereof.

“Director Stock Unit” means either a Director Five-Year Stock Unit or a Director Annual Stock Unit. A Director Stock Unit shall represent the right to receive one share of Common Stock upon satisfaction of the conditions to vesting and settlement specified in the Plan. Director Stock Units shall be settled exclusively in Common Stock.

“Effective Date” means the effective date of the Plan provided for in Section 11 below.

“Fair Market Value” means the average of the highest and the lowest quoted selling price of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange on the applicable valuation date or, if there were no sales on such valuation date, the average of the highest and the lowest quoted selling prices on said composite tape for the preceding business day.

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its subsidiaries.

“Permanent Disability” means a physical or mental impairment rendering a Non-Employee Director substantially unable to function as a member of the Board for any period of six consecutive months. Any dispute as to whether a Non-Employee Director is Permanently Disabled shall be resolved by a physician mutually acceptable to the Non-Employee Director and the Company, whose decision shall be final and binding upon the Non-Employee Director and the Company.

“Person” means any individual, firm, corporation, partnership or other entity.

“Predecessor Plan” has the meaning set forth in Section 1 above.

“Subsidiary” means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

3. Administration

(a) Administration by the Board. The Plan shall be administered by the Board, which may adopt rules and regulations it considers necessary or appropriate to carry out the Plan’s purposes. The Board’s interpretation and construction of any Plan provision shall be final and conclusive. The Board may, but need not, from time to time delegate some or all of its authority under the Plan to a committee consisting of one or more members of the Board, any such delegation to be subject to the restrictions and limits that the Board specifies at the time of such delegation or thereafter. References in the Plan to the “Board” shall, to the extent consistent with the terms and limitations of any such delegation, be deemed to include a reference to any such committee to which the Board’s authority hereunder has been delegated.

(b) Award Certificate. The terms and conditions of each grant of Director Stock Units and Director Options under the Plan shall be embodied in an award agreement or award certificate which shall incorporate the Plan by reference, shall indicate the date on which the Director Stock Units or Director Options were granted and the number of Director Stock Units or Director Options granted on such date.

4. Shares Available

Subject to the provisions of Section 13 below, the maximum number of shares of Common Stock which may be issued under the Plan (the “Section 4 Limit”) shall be 360,000 shares plus the number of shares of Common Stock that remain available for issuance under the Predecessor Plan as of the date the Plan is approved by the stockholders of the Company (increased by any shares of Common Stock subject to any Award (or portion thereof) outstanding under the Predecessor Plan on such date which lapses, expires or is otherwise terminated without the issuance of such shares or is settled by the delivery of consideration other than shares). Subject to Section 13 below, of the shares of Common Stock available for issuance under the Plan, no more than 225,000 shares may be issued upon settlement of Director Stock Units. For purposes of determining the number of shares of Common Stock that remain available for issuance, there shall be added back to the Section 4 Limit and again be available under the Plan any shares of Common Stock tendered to pay the exercise price of a Director Option. Either authorized and unissued shares of Common Stock or treasury shares may be delivered pursuant to the Plan.

5. Eligibility

Director Stock Units and Director Options shall be granted only to Non-Employee Directors.

6. Director Five-Year Stock Units

(a) Grants of Director Five-Year Stock Units. Director Five-Year Stock Units shall be awarded under the Plan as follows:

(i) On the date of the Annual Meeting coincident with or first succeeding a Non-Employee Director’s initial election to the Board (or re-election to the Board after a period during which the Non-Employee Director did not serve on the Board), the Non-Employee Director shall receive a grant of a number of Director Five-Year Stock Units calculated by dividing (x) $210,000, by (y) the Fair Market Value of one share of Common Stock on the date of the relevant Annual Meeting.

(ii) As of the date of the Annual Meeting that is closest in time to the applicable vesting date of any Director Five-Year Stock Units in accordance with Section 6(b)(i) below, or the vesting date of any restricted shares under the Predecessor Plan in accordance with Section 6(c)(i) thereof, a Non-Employee Director shall receive an additional grant of Director Five-Year Stock Units (an “Additional Grant”), provided that (A) the Annual Meeting as of which the Additional Grant is to be made occurs during the term of the Plan as set forth in Section 11 below, and (B) the Non-Employee Director is standing for re-election at such Annual Meeting. The number of Director Five-Year Stock Units included in such Additional Grant shall be calculated by dividing (x) $210,000, by (y) the Fair Market Value of one share of Common Stock on the date of the relevant Annual Meeting in connection with which the Additional Grant is made.

(b) Vesting; Accelerated Vesting; Deferral.

(i) Director Five-Year Stock Units granted in respect of a given Annual Meeting, and any additional Director Five-Year Stock Units credited to a Director Account in respect of earnings or other distributions on such Director Five-Year Stock Units as provided in Section 6(c), shall vest on the fifth anniversary of the date of grant and shall be settled as soon as practicable thereafter, provided that the Non-Employee Director shall have remained a member of the Board continuously from the date of grant until the earlier of (A) such fifth anniversary or (B) if the Non-Employee Director declines to stand for re-election to the Board at the Annual Meeting held in the fifth calendar year following the date of grant, the date of such Annual Meeting.

(ii) Notwithstanding the provisions of Section 6(b)(i) above, all Director Five-Year Stock Units granted to a Non-Employee Director shall immediately vest upon the first to occur of (A) a Non-Employee Director ceasing to be a member of the Board as a result of retirement from the Board in accordance with the retirement policy then applicable to Board members, (B) a Non-Employee Director ceasing to be a member of the Board as a result of death or Permanent Disability or (C) subject to the following sentence, a Change in Control of the Company, and shall be settled as soon as practicable thereafter. Notwithstanding the preceding sentence, if any Person commences a tender offer for shares of Common Stock which, if successfully completed, would result in a Change in Control, then all Director Five-Year Stock Units granted to a Non-Employee Director shall vest and be settled immediately prior to the scheduled expiration of such tender offer, and the Company shall have instituted procedures to enable the Non-Employee Director, if he so desires, to tender the shares issued upon settlement of such Director Five-Year Stock Units into such offer.

(c) Forfeiture of Grant. Except as provided in Section 6(b)(ii) above, all Director Five-Year Stock Units shall be forfeited, and all rights of the Non-Employee Director to or with respect to such Director Stock Units shall terminate without any obligation on the part of the Company, upon the termination of a Non-Employee Director’s service as a member of the Board prior to the date on which such Director Five-Year Stock Units vest in accordance with Section 6(b)(i) above.

7. Annual Awards

(a) General. As of the date of each Annual Meeting, commencing with the 1997 Annual Meeting, each Non-Employee Director shall automatically receive an Award of Director Options or Director Annual Stock Units as provided in this Section 7. A Director Option shall entitle a Non-Employee Director to purchase a specified number of shares of Common Stock during a specified period at an exercise price per share of Common Stock determined as provided below. All Director Options provided for herein shall have the general terms and conditions set forth in Section 9 below.

(b) Grants of Director Options. As of the date of each Annual Meeting, commencing with the 1997 Annual Meeting, each Non-Employee Director shall automatically receive Director Options to purchase 3,750 shares of Common Stock provided that the Non-Employee Director shall continue to serve as a director of the Company after such Annual Meeting, provided, however, that beginning with the 2004 Annual Meeting, no further Awards of Director Options shall be made. The exercise price per share of Common Stock of each Director Option provided for in this Section 7(b) shall be the Fair Market Value of one share of Common Stock on the date of the relevant Annual Meeting.

(c) Grants of Director Annual Stock Units. As of the date of each Annual Meeting, commencing with the 2004 Annual Meeting, each Non-Employee Director shall automatically receive a number of Director Annual Stock Units determined by dividing (i) $60,000 by (ii) the Fair Market Value of one share of Common Stock on the date of the relevant Annual Meeting.

(d) Grants to New Directors. A Non-Employee Director who is initially elected or appointed to the Board other than in connection with an Annual Meeting shall receive, as of the date of such initial election or appointment, (i) if such appointment is made prior to the 2004 Annual Meeting, Director Options to purchase a number of shares determined by multiplying 3,750 by a fraction (the “Proration Fraction”), the numerator of which is the number of full months remaining until the next Annual Meeting (starting with the month following the date of election or appointment and counting the month in which the next Annual Meeting is scheduled to occur as a full month) and the denominator of which is 12 and (ii) if such appointment is made after the 2004 Annual Meeting, a number of Director Annual Stock Units calculated by multiplying (x) the number of Director Annual Stock Units that were awarded to each Non-Employee Director in connection with the immediately preceding Annual Meeting, times

(y) the Proration Fraction. (If the date of the next Annual Meeting has not been scheduled at the time of the Non-Employee Director’s initial election or appointment, it shall be assumed that the next Annual Meeting will occur in the same month as the immediately preceding Annual Meeting.) The exercise price per share of Common Stock of each Director Option provided for in this Section 7(d) shall be the Fair Market Value of one share of Common Stock on the date of the Non-Employee Director’s election or appointment to the Board.

(e) Vesting. Annual Awards shall vest as of the first anniversary of the date of grant, assuming that the Non-Employee Director has continued to serve as a member of the Board until the earlier of (A) such first anniversary or (B) if the Non-Employee Director declines to stand for reelection to the Board at the Annual Meeting held in the calendar year following the date of grant, the date of such Annual Meeting. Notwithstanding the preceding sentence, all Annual Awards shall be considered fully vested upon the earlier to occur of (X) termination of the Non-Employee Director’s service on the Board by reason of death or Permanent Disability or (Y) a Change in Control, provided, however, that if any Person commences a tender offer for shares of Common Stock which, if successfully completed, would result in a Change in Control, then all Annual Awards granted to a Non-Employee Director shall vest and, in the case of Director Annual Stock Units, be settled, immediately prior to the scheduled expiration of such tender offer, and the Company shall have instituted procedures to enable the Non-Employee Director, if he so desires, to tender the shares issued upon the exercise of Director Options or upon the settlement of Director Annual Stock Units into such offer.

8. General Terms and Conditions of Director Stock Units

(a) Accounts. As of any date as of which a Non-Employee Director is granted Director Stock Units, the Director Account of such Non-Employee Director will be credited with the number of Director Stock Units so granted. In the event that the Company pays any cash or other dividend or makes any other distribution in respect of the Common Stock, each Director Account will be credited with an additional number of Director Stock Units (including fractions thereof) determined by dividing (A) the amount of cash, or the value (as determined by the Board) of any securities or other property, paid or distributed in respect of one outstanding share of Common Stock by (B) the Fair Market Value of a share of Common Stock for the date of such payment or distribution, and multiplying the result of such division by (C) the number of Director Stock Units that were credited to the Director Account immediately prior to the date of the dividend or other distribution. Credits shall be made effective as of the date of the dividend or other distribution in respect of the Common Stock.

(b) Notwithstanding the provisions of Sections 6(b)(i), 6(b)(ii) and 7(e) above, a Non-Employee Director may elect to defer settlement of any or all Director Stock Units to a date subsequent to the vesting date of such Director Stock Units, provided that no such deferral may extend beyond the earlier of (i) the Non-Employee Director’s termination of service on the Board or (ii) the Non-Employee’s death. Settlement of any deferred Director Stock Units shall be made on or as soon as practicable following the date specified by the Non-Employee Director in the relevant deferral election or, if applicable, the earlier of the dates specified in clauses (i) and (ii) of the preceding sentence.

(c) Delivery of Share Certificates. As soon as practicable following the vesting of Director Stock Units as provided in Sections 6(b)(i), 6(b)(ii) or 7(e) above, or the date for deferred settlement as provided in Section 8(b) above, Director Stock Units shall be settled either by: (i) delivery to the Non-Employee Director of a share certificate for the number of shares corresponding to such Director Stock Units (any fractional Director Stock Unit shall be rounded up to the next whole Director Stock Unit) or (ii) the transfer of the corresponding number of shares equal to the number of Director Stock Units being settled (any fractional Director Stock Unit shall be rounded up to the next whole Director Stock Unit) to the brokerage account designated by the Non-Employee Director to the Company in writing prior to settlement. Shares delivered in settlement of Director Stock Units shall be free of all such restrictions, except any that may be imposed under applicable law or the Company’s trading policy.

(d) No Stockholder Rights. The crediting of Director Stock Units to a Director Account shall not confer on the relevant Non-Employee Director any rights as a stockholder of the Company.

9. General Terms and Conditions Director Options

(a) Option Term. Each Director Option shall expire on the date of the Annual Meeting held in the seventh calendar year following the date of grant, subject to earlier expiration as provided herein, provided, however, that Director Options granted to a Non-Employee Director whose initial election occurs other than in connection with an Annual Meeting shall be treated for this purpose as though they had been granted at the first Annual Meeting following such initial election.

(b) Vesting; Accelerated Vesting; Effect of Termination of Service.

(i) Exercisability. Director Options shall become exercisable upon vesting.

(ii) Exercise Following Termination of Service. Following termination of a Non-Employee Director’s service on the Board, the former Non-Employee Director (or the former Non-Employee Directors’ estate, personal representative or beneficiary, as the case may be) shall have the right, subject to the other terms and conditions hereof, to exercise all Director Options that had vested as of or in connection with the termination of service:

(A) at any time within three years after the date of termination of service, if such termination was by reason of death, Permanent Disability or retirement from the Board in accordance with the retirement policy then in effect for Board members, or

(B) in all other cases, at any time within one year after the date of termination of service; subject, in all case, to earlier expiration of the Director Option pursuant to Section 9(a) above.

(c) Notice of Exercise. Subject to the other terms and conditions of the Plan, a Non-Employee Director may exercise all or any portion of a vested Director Option by giving written notice of exercise to the Company or its designated agent, provided, however, that no fewer than 10 shares of Common Stock may be purchased upon any exercise of a Director Option unless the number of shares purchased at such time is the total number of shares in respect of which the Director Option is then exercisable, and provided, further, that in no event shall the Option be exercisable for a fractional share. The date of exercise of an Option shall be the later of (i) the date on which the Company or its agent receives such written notice or (ii) the date on which the conditions provided in Sections 9(d) and 9(e) below are satisfied.

(d) Payment. The exercise price of a Director Option may be paid in cash or previously owned shares or a combination thereof or by any other method approved by the Board.

(e) Limitation on Exercise. A Director Option shall not be exercisable unless the Common Stock subject thereto has been registered under the Securities Act of 1933, as amended (the “1933 Act”), and qualified under applicable state “blue sky” laws in connection with the offer and sale thereof, or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state “blue sky” laws is available.

(f) Issuance of Shares. Subject to the foregoing conditions, as soon as is reasonably practicable after its receipt of a proper notice of exercise and payment of the exercise price for the number of shares with respect to which a Director Option is exercised, the Company shall deliver to the exercising Non-Employee Director, at the principal office of the Company or at such other location as may be acceptable to the Company and the Non-Employee Director, one or more stock certificates for the appropriate number of shares of Common Stock issued in connection with such exercise. Such shares shall be fully paid and nonassessable and shall be issued in the name of the Non-Employee Director. Notwithstanding the foregoing, the Board in its discretion may, subject to rules and procedures as it may adopt or impose from time to time, provide Non-Employee Directors with the opportunity to defer receipt of shares of Common Stock issuable upon exercise of Director Options.

10. Transferability

Director Stock Units (including interests in a Director Account) and Director Options may not be transferred, pledged, assigned or otherwise disposed of except by will or the laws of descent and distribution or pursuant to a domestic relations order, provided, however, that Director Options may be transferred to a member or members of a Non-Employee Director’s immediate family (as defined below) or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such immediate family members (collectively as “Permitted Transferees”), subject to such rules and procedures as may from time to time be adopted or imposed by the Board. If a Director Stock Option is transferred to a Permitted Transferee, it shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Non-Employee Director. A Non-Employee Director shall notify the Company in writing prior to any proposed transfer of a Director Option to a Permitted Transferee and shall furnish the Company, upon request, with information concerning such Permitted Transferee’s financial condition and investment experience. For purposes of the Plan, a Non-Employee Director’s “immediate family” means any child, stepchild, grandchild, spouse, son-in-law or daughter-in-law and shall include adoptive relationships; provided, however, that if the Company adopts a different definition of “immediate family” (or similar term) in connection with the transferability of employee stock options awarded to employees of the Company, such definition shall apply, without further action of the Board, to the Plan.

11. Term

(a) Effective Date; Expiration. The Effective Date shall be the date of the 1997 Annual Meeting, assuming the Plan is approved by the stockholders of the Company at such Annual Meeting. Unless earlier terminated in accordance with Section 12 below, the Plan shall expire on the date of the Annual Meeting held in 2011. Grants of Director Five-Year Stock Units and Director Annual Stock Units shall be made in connection with the Annual Meeting held in 2011, and shall be the last grants made under the Plan. Expiration of the Plan in connection with the Annual Meeting held in 2011 shall not affect Awards made prior to such Annual Meeting, which Awards shall remain outstanding subject to the terms hereof.

(b) Coordination with Predecessor Plan. Awards of “Directors Shares” (as such term is defined in the Predecessor Plan) shall be made under the Predecessor Plan in connection with the 1997 Annual Meeting. Assuming the Plan is approved by the stockholders of the Company at the 1997 Annual Meeting, no further Awards shall be made under the Predecessor Plan after the Effective Date. Awards outstanding under the Predecessor Plan (including Awards made in connection with the 1997 Annual Meeting) shall remain outstanding after the Effective Date subject to the terms thereof.

12. Amendments

Subject to the requirements of section 13, the Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole of in part, including without limitation to amend the provisions for determining the amount of Director Stock Units or Directors Options to be issued to a Non-Employee Director, provided, however, that:

(i) any amendment which under the requirements of applicable law or stock exchange rule must be approved by the stockholders of the Company shall not be effective unless and until such stockholder approval has been obtained in compliance with such law or rule;

(ii) except as provided in Section 13 below, the Board may not, without the approval of the Company’s stockholders, increase the number of shares available for issuance under the Plan pursuant to Section 4 above or the number of Director Stock Units or Director Options to be issued to any Non-Employee Director pursuant to Section 6 or Section 7 above or reduce the exercise price of a Director Option.

No termination or amendment of the Plan that would adversely affect a Non-Employee Director’s rights under the Plan with respect to any Award made prior to such action shall be effective as to such Non-Employee Director unless he or she consents thereto.

13. Adjustment of and Changes in Shares

In the event of any merger, consolidation, recapitalization, reclassification, stock dividend, distribution of property, special cash dividend or other change in corporate structure affecting the shares, the Board , shall make (i) such proportionate adjustments as it considers appropriate in the number and kind of shares authorized for issuance hereunder in order to preserve, but not increase, the benefits or potential benefits intended to be made available hereunder and/or (ii) such other adjustments as it deems appropriate. The Board’s determination as to what, if any, adjustments shall be made shall be final and binding on the Company and all Non-Employee Directors who receive grants under the Plan.

14. No Right to Re-election

Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for re-election by the Company’s stockholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

15. Governing Law

The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

16. No Restriction on Right of Company to Effect Corporate Changes

The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

17. Unfunded Plan

The Plan is unfunded. Prior to the payment or settlement of any Award of Director Stock Units or the exercise of any Director Options, nothing contained herein shall give any non-Employee Director any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock with respect to Awards hereunder.